     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996.

                                                     Registration No. 33-

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                        SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                              13-3615274
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA 30201
                                 (404) 664-3700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        SCIENTIFIC GAMES HOLDINGS CORP.
                      1996  KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                               WILLIAM G. MALLOY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA 30201
                                 (404) 664-3700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ____________

                                   Copies to:

                             HOWARD E. TURNER, ESQ.
                           SMITH, GAMBRELL & RUSSELL
                            SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA  30383-2501
                                 (404) 815-3500
                                  ____________

                       CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
                                       Proposed         Proposed
   Title of                            maximum          maximum
   securities            Amount        offering        aggregate      Amount of
    to be                to be          price           offering     registration
   registered          registered      per unit           price          fee
                          (1)             (1)              (1)
________________________________________________________________________________
Common Stock,           600,000         $33.125         $19,875,000     $6,853.45
par value $.001
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Based on prices on the NASDAQ National Market System as reported in The Wall Street Journal as of June 10, 1996.

=============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this Registration Statement and its Prospectus the following documents:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (c) The description of the Company's Common Stock included in its Registration Statement on Form 8-A/A-1 filed with the Commission pursuant to
Section 12(g) of the Exchange Act.

     (d) The text of the 1996 Key Employee Stock Option Plan set forth as Exhibit A to its definitive Proxy Statement for its Annual Meeting held May 3, 1996, filed with the Commission on April 1, 1996; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Registrant's Amended and Restated By-laws provides for indemnification of directors and officers pursuant to Section 145 of the Delaware General Corporation Law ("GCL"). Section 145 of the GCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof.

     In accordance with Section 102(a)(7) of the GCL, Article VIII of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7) of the GCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                Description
- ------------------------------------------------------------------------------

 5.1                  Opinion of Smith, Gambrell & Russell

23.1                  Consent of Smith, Gambrell & Russell, included in
                      Exhibit 5.1

23.2                  Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ALPHARETTA, STATE OF GEORGIA, ON JUNE 12, 1996.

                                        SCIENTIFIC GAMES HOLDINGS CORP.


                                        By: /s/ William G. Malloy
                                            -------------------------------
                                            William G. Malloy, President
                                            and Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURES             TITLE                DATE
           ---------------------  -------------------  -------------

           /s/ William G. Malloy  President, Chief     June 12, 1996
           ---------------------  Executive Officer,
           William G. Malloy      Chairman of the
                                  Board and Director
                                  (Principal
                                  Executive Officer)


           /s/ William F. Behm    Executive Vice       June 12, 1996
           ---------------------  President and
           William F. Behm        Director


           /s/ Cliff O. Bickell   Vice President,      June 12, 1996
           ---------------------  Treasurer and
           Cliff O. Bickell       Chief Financial
                                  Officer (Principal
                                  Financial and
                                  Accounting Officer)


           /s/ Paul F. Balser     Director             June 12, 1996
           ---------------------
           Paul F. Balser

           /s/ Mark E. Jennings   Director             June 12, 1996
           ---------------------
           Mark E. Jennings


           /s/ Frank S. Jones     Director             June 12, 1996
           ---------------------
           Frank S. Jones

           /s/ Edith K. Manns     Director             May 15, 1996
           ---------------------
           Edith K. Manns

           /s/ Dennis L. Whipple  Director             May 15, 1996
           ---------------------
           Dennis L. Whipple

                               INDEX TO EXHIBITS



           Exhibit
           Number               Description
           -------              -----------

           5.1                  Opinion of Smith, Gambrell & Russell

           23.1                 Consent of Smith, Gambrell & Russell,
                                  included in Exhibit 5.1

           23.2                 Consent of Ernst & Young LLP